UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 11, 2025
Date of Report (date of earliest event reported)

MOOG Inc.
(Exact name of registrant as specified in its charter)

NY	1-05129		16-0757636
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

400 Jamison Rd	East Aurora,	New York	14052-0018
(Address of principal executive offices)			(Zip Code)
(716) 652-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MOG.A	New York Stock Exchange
Class B common stock	MOG.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2025, the Board of Directors (the “Board”) of Moog Inc. (the “Company”), upon recommendation of the Executive Compensation Committee of the Board (the “Committee”), approved the Moog Inc. Non-Qualified Deferred Compensation Plan (the “Plan”). The Plan will become effective as of January 1, 2026.

The Plan is intended to be a “top hat” plan, which is maintained primarily to provide deferred compensation benefits for a select group of our “management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

Certain eligible employees as selected by the Committee (each, an “Eligible Person”) may elect to participate in the Plan. An Eligible Person has the opportunity to defer up to (i) 75% of his or her annual base salary and (ii) 75% of his or her discretionary or annual incentive cash compensation or any other cash bonus designated by the Committee, in each case, subject to annual adjustment by the Committee.

Amounts deferred under the Plan represent our unsecured general obligations to make payments to an Eligible Person sometime in the future. Amounts deferred will be credited to an account for the Eligible Person under the Plan. An Eligible Person will be vested at all times in any deferrals of base salary and bonuses credited to his or her account. Pursuant to the terms of the Plan, the Company may elect to make additional contributions beyond amounts deferred by an Eligible Person but is under no obligation to do so. Any Company contributions may be subject to a vesting schedule established by the Company.

Eligible Persons are subject to administrative restrictions with respect to the method and timing of initial deferral elections or modifications of existing elections. In some cases, the Plan provisions governing the timing of elections may depend on the type of compensation being deferred.

Amounts payable to an Eligible Person will be distributed in accordance with the general distribution provisions of the Plan and permissible elections as specified in his or her participation election forms. Generally, an Eligible Person will receive distributions in the form of a single lump-sum cash payment upon the Eligible Person’s separation from service, unless the Eligible Person has elected to receive distributions of deferrals as a series of installment payments or upon a scheduled distribution date. An Eligible Person (or his or her beneficiary) will also receive a distribution upon the occurrence of a change in control (as defined in the Plan) of the Company or the Eligible Person’s death.

The above description of the Plan is qualified in its entirety by reference to the Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

10.1	Moog Inc. Non-Qualified Deferred Compensation Plan.
104	Cover Page Interactive Data File (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	November 12, 2025	By:	/s/ Nicholas Hart
		Name:	Nicholas Hart
Controller